Exhibit 10.4

INDEPENDENT DIRECTOR AGREEMENT

THIS INDEPENDENT DIRECTOR AGREEMENT (this “Agreement”) is made and entered into this 22nd day of June, 2010 by and between DRAGON ACQUISITION CORPORATION, a company established under the laws of the Cayman Islands (the “Company”) and Mr. Ruiping Tao, an individual residing at 201, Building 4#, No. 11 Fotao Road, Shinan District, Qingdao, People’s Republic of China (the “Director”).

RECITALS:

WHEREAS, the Company has appointed the Director to serve on the Company’s board of directors (the “Board”) and the Director desires to accept such appointment to serve on the Board; and

WHEREAS, the Director has been appointed as a member of one or more committees of the Board; and

WHEREAS, the Director has been appointed to serve as Chairman of one or more committees of the Board.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and the Director’s services to the Company as a member of the Board, as a member of such Committees of the Board to which he may be appointed from time to time and as Chairman of one or more committees to which he may be appointed in such capacity from time to time, and intending to be legally bound hereby, the Company and the Director hereby agree as follows:

1.

Term. The Director hereby agrees to act as a director of the Company upon the terms and conditions contained in this Agreement and in accordance with the provisions of the amended and restated memorandum and articles of association of the Company, as may be further amended from time to time (the “Articles”). The term of this Agreement shall commence as of the date of the Director’s appointment by the Board and shall continue until the Director’s earlier resignation or removal from office in accordance with the Articles.

2.

Compensation. The Company agrees to compensate the Director, and the Director agrees to accept, an annual compensation fee in the amount of RMB 120,000 for his service as (a) a member of the Board, (b) as a member of each committee of the Board to which he may be appointed and (c) as Chairman of each committee of the Board to which he may be appointed (collectively referred to hereinafter as the “Annual Fee”). The Annual Fee shall be payable in cash and shall be paid to the Director, pro rata, on the last day of each fiscal quarter. In the event that the Director serves less than a full year on the Board, the Company shall only be obligated to pay the pro rata portion of such Annual Fee to the Director for his services performed during such year.

3.

Independence. The Director acknowledges that his appointment hereunder is contingent upon the Board’s determination that he is “independent” with respect to the Company, as such term is defined by Section 5605(a)(2) of the Nasdaq Stock Market Rules, and that his appointment may be terminated by the Company in the event that the Director does not maintain such independence.

4.

Duties. The Director shall exercise his powers in good faith and in the best interests of the Company, including but not limited to, the following:

(a)

Conflicts of Interest. In the event that the Director has a direct or indirect financial or personal interest in a contract or transaction to which the company is a party, or the Director is contemplating entering into a transaction that involves use of corporate assets or competition against the Company, the Director shall promptly disclose such potential conflict to the applicable Board committee and proceed as directed by such committee.

(b)

Corporate Opportunities. Whenever the Director becomes aware of a business opportunity, related to the Company’s business, which one could reasonably expect the Director to make available to the Company, the Director shall promptly disclose such opportunity to the applicable Board committee and proceed as directed by such committee.

(c)

Candor. The Director shall ensure that, through the appropriate legal channels, he provides to the Company’s shareholders all material relevant information known to him when a voting or investment decision has been submitted to the shareholders.

(d)

Confidentiality. The Director agrees and acknowledges that, by reason of the nature of his duties as Director, he will have or may have access to and become informed of confidential and secret information which is a competitive asset of the Company (“Confidential Information”), including without limitation any lists of customers or suppliers, distributors, financial statistics, research data or any other statistics and plans or operation plans or other trade secrets of the Company and any of the foregoing which belong to any person or company but to which the Director has had access by reason of his relationship with the Company. The Director agrees faithfully to keep in strict confidence, and not, either directly or indirectly, to make known, divulge, reveal, furnish, make available or use (except for use in the regular course of his employment duties) any such Confidential Information. The Director acknowledges that all manuals, instruction books, price lists, information and records and other information and aids relating to the Company’s business, and any and all other documents containing Confidential Information furnished to the Director by the Company or otherwise acquired or developed by the Director, shall at all times be the property of the Company. Upon termination of the Director’s services hereunder, the Director shall return to the Company any such property or documents which are in his possession, custody or control, but his obligation of confidentiality shall survive such termination until and unless any such Confidential Information shall have become, through no fault of the Director, generally known to the public. The obligations of the Director under this subsection are in addition to, and not in limitation or preemption of, all other obligations of confidentiality which the Director may have to the Company under general legal or equitable principles.

5.

Expenses. Upon submission of adequate documentation by the Director to the Company, the Director shall be reimbursed for all reasonable expenses incurred by him in connection with his positions as a member of the Board and for his services as a member of each committee of the Board to which he may be appointed.

6.

Withholding. The Director agrees to cooperate with the Company to take all steps necessary or appropriate for the withholding of taxes by the Company required under law or regulation in connection herewith, and the Company may act unilaterally in order to comply with such laws.

7.

Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns.

8.

Recitals. The recitals to this Agreement are true and correct and are incorporated herein, in their entirety, by this reference.

9.

Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

10.

Headings and Captions. The titles and captions of paragraphs and subparagraphs contained in this Agreement are provided for convenience of reference only, and shall not be considered terms or conditions of this Agreement.

11.

Neutral Construction. Neither party hereto may rely on any drafts of this Agreement in any interpretation of the Agreement. Both parties to this Agreement have reviewed this Agreement and have participated in its drafting and, accordingly, neither party shall attempt to invoke the normal rule of construction to the effect that ambiguities are to be resolved against the drafting party in any interpretation of this Agreement.

12.

Counterparts. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

13.

Miscellaneous. This Agreement shall be construed under the laws of the State of New York, without application to the principles of conflicts of laws. This Agreement constitutes the entire understanding between the parties with respect to its subject matter, and there are no prior or contemporaneous written or oral agreements, understandings, or representations, express or implied, directly or indirectly related to this Agreement that are not set forth or referenced herein. This Agreement supersedes all negotiations, preliminary agreements, and all prior and contemporaneous discussions and understandings of the parties hereto and/or their affiliates. The Director acknowledges that he has not relied on any prior or contemporaneous discussions or understandings in entering into this Agreement. The terms and provisions of this Agreement may be altered, amended or discharged only by the signed written agreement of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Independent Director Agreement as of the day and year first above written.

COMPANY:

DRAGON ACQUISITION CORPORATION,
a Cayman Islands company

By:/s/ Weiqing Zhang
Name: Weiqing Zhang
Title: Chief Executive Officer

DIRECTOR:

/s/ Ruiping Tao
Ruiping Tao